Exhibit 3.5

OAKTREE REAL ESTATE INCOME TRUST, INC.

FORM OF SECOND ARTICLES OF AMENDMENT

Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting existing Article I in its entirety and substituting in lieu thereof a new article to read as follows:

ARTICLE I

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

Brookfield Real Estate Income Trust Inc.

SECOND: The foregoing amendment to the Charter was approved by at least a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

THIRD: These Articles of Amendment shall become effective as of [●] [a.m./p.m.] Eastern time on [●], 2021.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this [●] day of [●] 2021.

ATTEST:	OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	By:

Name:	Name:
Title:	Title: